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                                                                     EXHIBIT 5.1
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True North Communications Inc.
101 East Erie Street
Chicago, IL 60611-2897

                                       April 8, 1997

     RE:  REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on April 8, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 952,621 shares of your Common Stock, $.33-1/3 par value per share (the "Shares"), which were issued to the Selling Stockholders named in the Registration Statement pursuant to the Amended and Restated Partnership Interest and Stock Purchase Agreement dated as of December 31, 1996 between you and the Selling Stockholders. We understand that the Shares may be sold from time to time to the public by the Selling Stockholders, or their successors in interest, as described in the Registration Statement. As special legal counsel to you, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the issuance of the Shares by you to the Selling Stockholders and the sale of the Shares to be sold by the Selling Stockholders as described in the Registration Statement.

     It is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

     We are members of the Bar of the State of California only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States. To the extent this opinion addresses applicable laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the laws of such states contained in reporting services presently available to us. Without limiting the foregoing, we express no opinion as to the securities laws of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

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